Exhibit 99.1

JOINT FILERS’ SIGNATURES

ESSETIFIN S.P.A.

By: /s/ Marino Zigrossi
Name: Marino Zigrossi
Title: Managing Director
Date: December 14, 2017

Enrico Cavazza

By: /s/ Marino Zigrossi
Name: Marino Zigrossi
Title: Attorney-in-fact
Date: December 14, 2017

Francesca Cavazza

By: /s/ Marino Zigrossi
Name: Marino Zigrossi
Title: Attorney-in-fact
Date: December 14, 2017

Silvia Cavazza

By: /s/ Marino Zigrossi
Name: Marino Zigrossi
Title: Attorney-in-fact
Date: December 14, 2017

Martina Cavazza Preta

By: /s/ Marino Zigrossi
Name: Marino Zigrossi
Title: Attorney-in-fact
Date: December 14, 2017

Paolo Cavazza

By: /s/ Fabio Poma
Name: Fabio Poma
Title: Attorney-in-fact
Date: December 14, 2017